Exhibit 99.1

AND TRUST FINANCIAL CORP.

News Release

For Immediate Release

Contact:

C. Harril Whitehurst, Jr.

Executive Vice President and CFO

804-897-3900

hwhitehurst@villagebank.com

VILLAGE BANK AND TRUST FINANCIAL CORP.

ANNOUNCES TERMINATION OF REGULATORY CONSENT ORDER

Midlothian, Virginia, December 28, 2015. Village Bank and Trust Financial Corp. (the “Company”) (NASDAQ symbol: VBFC), parent company of Village Bank (the “Bank”), today announced that on December 22, 2015, the Bank received notification from the Federal Deposit Insurance Corporation (the “FDIC”) and the Virginia Bureau of Financial Institutions (the “Virginia BFI”) that the Consent Order under which the Bank has been operating since February 3, 2012 was terminated effective December 14, 2015.

The Consent Order was terminated as a result of the steps the Company and the Bank took to, among other things, improve asset quality, increase capital, augment management and board oversight, and increase earnings.

Bill Foster, President and CEO of the Company, had the following comments. “The release of the Consent Order is an important milestone for us. I am proud of the efforts of our team and the Board to get us to this point in our journey to becoming a great bank in every way.”

He continued, “As we have discussed in the past, we are pursuing a strategy that emphasizes becoming a high performing bank with sustainable earnings growth and excellent asset quality through the cycle. We believe our strategy will allow us to drive stock price appreciation by growing book value over the next 5 years and achieving performance metrics that will support a high price to book multiple.  We are particularly focused on achieving a Return on Assets in excess of 1% and a Return on Equity in excess of 10%. We have been back on offense for some time and have been growing the client relationships on which our business is built and that is showing in our results this year.”

In place of the Consent Order, Village Bank’s Board of Directors has made certain written assurances to the FDIC and Virginia BFI in the form of a Memorandum of Understanding that contains provisions concerning asset quality, earnings, regulatory violations, minimum capital levels, asset growth, restrictions on paying dividends and a requirement to furnish progress reports to the FDIC and Virginia BFI. The Memorandum of Understanding is considered an informal regulatory action.

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank. Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation.  The Bank has eleven branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the Company’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts; and (ii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond management’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities; (2) changes in assumptions underlying the establishment of allowances for loan losses, and other estimates; (3) legislative and regulatory changes, including the Dodd-Frank Act Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of Federal Deposit Insurance Corporation insurance and other coverages; (4) competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources; (5) the inability of the Company and the Bank to comply with the requirements of agreements with its regulators; (6) the inability to reduce nonperforming assets consisting of nonaccrual loans and foreclosed real estate; and (7) changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, soundness of other financial institutions we do business with. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Web site at www.sec.gov.

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